UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2006

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

84 Waterford Drive
Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 17, 2006, Sepracor Inc. (“Sepracor”) entered into a license agreement with UCB S.A. under which Sepracor granted to UCB an exclusive license in the United States under its patent rights, and a non-exclusive license in the United States under its know-how, relating to levoceterizine, to manufacture, have manufactured, use, promote, co-promote, distribute, offer for sale or import products containing levoceterizine (“Levoceterizine Products”). UCB has the right to grant sublicenses under the license agreement.  In consideration for the license, UCB has agreed to pay Sepracor royalties, when and if it develops and commercializes any Levoceterizine Products in the United States, based on net sales of Levoceterizine Products by UCB, its affiliates and/or sublicensees in the United States.  UCB has the right to terminate the license agreement at any time upon six months written notice.  In addition, either party has the right to terminate the license agreement upon the occurrence of a material uncured breach by the other party.

Item 8.01.  Other Events

On February 13, 2006, Sepracor announced that it was notified by the U.S. Food and Drug Administration, or FDA, that its New Drug Application, or NDA, for arformoterol tartrate inhalation solution, a long-acting beta-agonist formulation for long-term maintenance treatment of chronic obstructive pulmonary disease, has been filed and is under formal review by the FDA.  The Prescription Drug User Fee Act, or PDUFA, date for the arformoterol NDA is October 12, 2006.  A PDUFA date is the date by which the FDA is expected to review and act on an NDA submission.

Forward-Looking Statements

Certain statements in this current report are forward-looking statements that involve risks and uncertainties.  Such forward looking statements include statements with respect to the license agreement with UCB, potential royalty payments under the license agreement, the research, development and commercialization of Levoceterizine Products, the development and commercialization of arformoterol tartrate and the timing and success of regulatory approvals. Actual events or results may differ materially from those projected in any forward-looking statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the ability of UCB to successfully develop and commercialize Levoceterizine Products; the timing and success of submission, acceptance, and approval of regulatory filings; the scope of Sepracor’s patents and the patents of others; the ability of Sepracor and UCB to attract and retain qualified personnel; and certain other factors that are detailed in Sepracor’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission.

In addition, the statements in this current report represent Sepracor’s expectations and beliefs as of the date of filing of this current report. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Sepracor may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the filing date of this current report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: February 24, 2006	By:	/s/ Timothy J. Barberich

Name: Timothy J. Barberich
Title: Chief Executive Officer